UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 31, 2007

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-23071	31-1241495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey, 07094
(Address of Principal Executive Offices) (Zip Code)

(201) 558-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 1, 2007, The Children’s Place Retail Stores, Inc. (the “Company”) issued a press release regarding the Company’s preliminary financial results for its third fiscal quarter ended October 28, 2006.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 2.02 by reference.

The information contained under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 31, 2007, Steve Balasiano resigned as Chief Administrative Officer, General Counsel and Secretary, effective immediately. However, Mr. Balasiano will continue as a Senior Vice President with continued supervisory responsibility for the Company’s real estate, store design, re-modeling and maintenance matters.

(c) On January 31, 2007, the new position of Executive Vice President, Finance and Administration has been established and designated as a principal executive officer together with the Chief Executive Officer. Susan Riley, currently the Company’s Senior Vice President and Chief Financial Officer, has been selected for this position, effective immediately. In this position, Ms. Riley will be responsible for supervision of the Company’s finance, treasury, accounting, internal audit, legal and human resources functions, reporting to the Chief Executive Officer and the Board. She will remain as Chief Financial Officer on an interim basis, pending completion of a search to fill this position. Information regarding Ms. Riley’s employment relationship with the Company and other biographical information is contained in Part III of the Company’s Annual Report of Form 10-K, for the year ended January 28, 2006. In light of the changes to Ms. Riley’s functions, the Company’s Compensation Committee is considering appropriate adjustments to her compensation arrangements.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.2 and is incorporated in this Item 5.02 by reference.

Item 8.01. Other Events.

On January 31, 2007, the Company announced that the special committee of the Board of Directors previously appointed to investigate the company’s stock option grant practices completed its investigation and delivered its report and recommendations for actions to be taken to the Board. In accepting the special committee’s report, the Company also announced a series of actions and decisions, including (i) the matters discussed in Item 5.02 hereof, and (ii) the separation of the positions of Chairman of the Board and Chief Executive Officer, effective immediately. An independent director will be selected to serve as non-executive Chair as soon as practicable. Sally Frame Kasaks, currently the Lead Director, will continue in such position and act as Chair until a Chair is selected. Ezra Dabah will continue as Chief Executive Officer and as a member of the Board.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.2 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are furnished herewith:

99.1 Press release of The Children’s Place Retail Stores, Inc. dated February 1, 2007

99.2 Press release of The Children’s Place Retail Stores, Inc. dated January 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN’S PLACE RETAIL STORES, INC. By: /s/ Susan Riley Name: Susan Riley Title: Executive Vice President, Finance and Administration Dated: February 1, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Children’s Place Retail Stores, Inc. dated February 1, 2007

99.2	Press Release of The Children’s Place Retail Stores, Inc. dated January 31, 2007